UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2022

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shoals Technologies Group, Inc. (the “Company”) has appointed Dominic Bardos as Chief Financial Officer of the Company, effective October 3, 2022. Mr. Bardos, age 57, currently serves as Chief Financial Officer of Holley Inc. (NYSE: HLLY)(f/k/a Holley Intermediate Holdings, Inc.), a manufacturer and distributor of performance automotive products, from April 2021 until September 30, 2022. Mr. Bardos has over 30 years of global finance and accounting experience across multiple industries, including retail, restaurant, consumer services, entertainment and hospitality. Mr. Bardos served as Vice President of Finance for Tractor Supply Company (Nasdaq: TSCO), the largest publicly traded rural lifestyle retailer, from 2018 to 2021. Previously, Mr. Bardos served as Chief Financial Officer for Cambridge Franchise Holdings, an operator of quick service restaurants across the southeast, from 2017 to 2018. Additionally, Mr. Bardos held several leadership positions at ServiceMaster (NYSE: SERV) including three years from 2014 to 2017 as the divisional Chief Financial Officer for Terminix, their largest international division. Mr. Bardos’s experience also includes leadership positions in financial planning & analysis, strategic sourcing, supply chain, and customer service operations in large organizations such as Caesars Entertainment (Nasdaq: CZR), Hilton Hotels, and Harrah’s Entertainment. Mr. Bardos earned a Master of Business Administration in Finance and a Bachelor’s degree in Management from the University of Memphis, Fogelman College of Business & Economics.

In connection with Mr. Bardos’s appointment as Chief Financial Officer of the Company, the Company and Mr. Bardos entered into an employment agreement that sets forth the terms of his employment with the Company, dated August 11, 2022 (the “Bardos Employment Agreement”). The effective date of the Bardos Employment Agreement will be October 3, 2022 (the “Effective Date”). Pursuant to the Bardos Employment Agreement, Mr. Bardos will be eligible to receive the following: (i) an initial annual base salary of $425,000; (ii) an annual bonus with a target opportunity equal to 75% of base salary, with Mr. Bardos’s annual bonus for calendar year 2022 to be equal to $137,312 and payable in two installments as follows: (x) $68,656 will be paid on the first payroll date following the Effective Date; provided, that such payment will be subject to a one-year clawback if Mr. Bardos is terminated by the Company for “cause” or resigns without “good reason” (each as defined in the Bardos Employment Agreement), and (y) $68,656 will be paid at the same time as annual bonuses are generally paid to similarly situated Company employees (but in no event later than March 15, 2023); and (iii) certain equity awards under the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan (the “LTIP”), as described in further detail below.

The Bardos Employment Agreement provides that upon a termination of Mr. Bardos’s employment by the Company without “cause” or by Mr. Bardos for “good reason”, subject to Mr. Bardos’s execution of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, Mr. Bardos will receive (i) base salary continuation payments and (ii) payment or reimbursement of a portion of continuation coverage premiums under the Company’s group health plans pursuant to COBRA, in each case, for 12 months following such termination date.

The Bardos Employment Agreement includes perpetual confidentiality and intellectual property assignment covenants. In addition, the Bardos Employment Agreement prohibits Mr. Bardos from, during the term of employment and for a period of 24 months thereafter, (i) soliciting customers and employees of the Company and its affiliates and (ii) competing against the Company and its affiliates within certain geographical areas.

Under the Bardos Employment Agreement, subject to approval by the Board of Directors of the Company (the “Board”) or a committee thereof, as soon as reasonably practicable following the Effective Date, Mr. Bardos will be granted the following initial equity awards under the LTIP: (i) an equity award with respect to fiscal year 2022, with a value equal to $560,000, granted 50% in the form of time-based restricted stock units of the Company and 50% in the form of performance-based restricted stock units of the Company, and (ii) an equity award intended to reimburse Mr. Bardos for the forfeited equity awards previously granted to Mr. Bardos by his former employer, with a value equal to $770,000, granted 100% in the form of time-based restricted stock units of the Company, in each case, calculated in the ordinary manner of the Company. In addition, the Bardos Employment Agreement provides that, subject to approval by the Board or a committee thereof, Mr. Bardos will be eligible to receive long-term incentive compensation for fiscal year 2023, with an aggregate target value equal to $1,050,000, calculated in the ordinary manner of the Company. The foregoing equity awards will be subject to the terms and conditions of the LTIP, and shall each vest in accordance with the applicable award agreements.

The foregoing description of the Bardos Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Mr. Bardos does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Bardos and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Bardos and any other person pursuant to which Mr. Bardos was selected as an officer of the Company.

Effective October 3, 2022, pursuant to the terms of the engagement letter, effective as of April 7, 2022, between the Company and Ham, Langston & Brezina, LLP, Kevin Hubbard, who has acted as the Company’s interim Chief Financial Officer since May 4, 2022, will no longer serve as the Company’s interim Chief Financial Officer. We thank Mr. Hubbard for his service.

Item 7.01. Regulation FD Disclosure.

On August 15, 2022, the Company issued a press release announcing Mr. Bardos’s service as Chief Financial Officer. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of October 3, 2022, by and between Dominic Bardos and Shoals Technologies Group, LLC
99.1	Press Release issued by Shoals Technologies Group, Inc. dated August 15, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Jason Whitaker
	Name:	Jason Whitaker
	Title:	Chief Executive Officer

Date: August 15, 2022